NEWS RELEASE T. ROWE PRICE VICE CHAIRMAN ED BERNARD TO RETIRE IN DECEMBER 2018; ROB SHARPS NAMED HEAD OF INVESTMENTS AS OF MARCH 1, 2018 Baltimore: February 14, 2018 NEWS T. Rowe Price Group (NASDAQ-GS: TROW) announced today that Edward C. Bernard, vice chairman, will retire from the company on December 31, 2018, after 30 years of service with the firm. He will stand for re- election to a final one-year term on the T. Rowe Price Board of Directors at the firm’s upcoming April 2018 annual meeting of stockholders. The firm also announced that Rob Sharps, co-head of Global Equity and group chief investment officer (CIO), has been named head of Investments, effective March 1, 2018. He will oversee all investments activity of the firm and remain group CIO, continuing to report to Bill Stromberg, president and CEO. With Mr. Sharps’ appointment, Eric Veiel, head of U.S. Equity, will assume the added responsibility of co-head of Global Equity, partnering with Chris Alderson, currently head of International Equity and co-head of Global Equity. QUOTES William J. Stromberg, President and CEO, T. Rowe Price On Ed Bernard: “Ed’s contributions to our success over the last three decades have been significant and instrumental to the growth of the firm and the enhancement of our capabilities, reach, and reputation.” “Ed also has led our Fund boards and their advocacy on behalf of our clients with distinction for more than 10 years. He models our values, collaborative approach, and commitment to making T. Rowe Price a diverse and inclusive place to do great work.” “Ed remains a highly respected and trusted advocate for our industry and the clients it serves, and is respected by leaders inside and outside of the firm for his thoughtful counsel during times of challenge and success.” On Rob Sharps: “As a 20-year veteran of the firm and former long-time portfolio manager of our U.S. Large-Cap Growth Equity Strategy, Rob is an astute investor who has become increasingly immersed in all areas of Investments.” “This expanded role for Rob is well-deserved and recognizes his strong leadership over the past year as co-head of Global Equity and group CIO, as well as his many prior years as one of our top investors.” “Rob’s highly effective coordination of the CIO team has enabled us to more broadly showcase our thought leadership across asset classes and bring it to bear in service to our clients.” Edward C. Bernard, Vice Chairman, T. Rowe Price “It’s been a privilege to spend the bulk of my career at a firm that is so principled and effective in helping our clients secure their financial futures. The firm’s capabilities are as strong as ever, and I’m confident that our clients, associates, and stockholders will continue to be well served in the years ahead.”

BACKGROUND ON ED BERNARD Mr. Bernard is currently vice chairman of the Board of Directors of T. Rowe Price. He joined T. Rowe Price as a marketing manager, advertising and promotion, for the firm’s Individual Investors business in 1988 and was named a vice president in 1989. Mr. Bernard became a director of T. Rowe Price Group in 1999, and joined the Management Committee in 2000. In 2006, he assumed responsibility for all of the firm’s distribution, marketing, client service, technology, and communications activities, and was named vice chairman in 2007. Mr. Bernard has served as chairman of the Board of all sponsored T. Rowe Price mutual funds in the U.S. – which represent more than 60% of the firm’s assets under management – since 2006.He also is chair of T. Rowe Price Investment Services and CEO of T. Rowe Price International, Ltd., the firm’s UK-based investment manager. Mr. Bernard earned his B.A. from Brown University and an M.B.A. in international finance from New York University. He served as chairman of the Board of Governors of the Investment Company Institute from 2009-2011, leading that organization’s important efforts in the wake of the global financial crisis. BACKGROUND ON ROB SHARPS Mr. Sharps is currently co-head of Global Equity and group chief investment officer. He serves on the firm's Management Committee, International Equity Steering Committee, U.S. Equity Steering Committee, Fixed Income Steering Committee, Asset Allocation Committee, and Product Strategy Committee. Mr. Sharps has 22 years of investment experience, 20 of which have been with T. Rowe Price. He was the lead portfolio manager for the U.S. Large-Cap Growth Equity Strategy from October 2001 through December 2016 and during his portfolio management tenure, T. Rowe Price was twice named Large-Cap Growth Equity Manager of the Year by Institutional Investor magazine. Mr. Sharps joined the firm in 1997 as an analyst specializing in financial services stocks, including banks, asset managers, and securities brokers. He earned a B.S., summa cum laude, in accounting from Towson University and an M.B.A. in finance from The Wharton School, University of Pennsylvania. He also has earned the Chartered Financial Analyst designation. BACKGROUND ON ERIC VEIEL Mr. Veiel is currently head of U.S. Equity, chair of the U.S. Equity Steering Committee, and a member of the Management Committee. He also serves on the firm’s Multi-Asset Steering, Product Strategy, and Proxy committees. He was previously co-director of Equity Research for North America and co-portfolio manager of the U.S. Structured Research Equity Strategy. From 2010 to 2014, Mr. Veiel was the portfolio manager of the Financial Services Equity Strategy and Financial Services Sector team leader. He has 18 years of investment experience, 12 of which have been with T. Rowe Price. Mr. Veiel earned a B.B.A., magna cum laude, in finance from James Madison University and an M.B.A., with concentrations in finance and accounting, from Washington University, John M. Olin School of Business. He also has earned the Chartered Financial Analyst designation. ABOUT T. ROWE PRICE Founded in 1937, Baltimore-based T. Rowe Price Group, Inc. (troweprice.com), is a global investment management organization with $1.05 trillion in assets under management as of January 31, 2018. The organization provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The company also offers sophisticated investment planning and guidance tools. T. Rowe Price’s disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. ### T. ROWE PRICE CONTACTS Public Relations Brian Lewbart 410-345-2242 brian_lewbart@troweprice.com Investor Relations Teresa Whitaker 410-345-6586 teresa_whitaker@troweprice.com